UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KapStone Paper and Packaging Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

20-2699372

(I.R.S. Employer Identification No.)

1101 Skokie Boulevard.
Suite 300
Northbrook, IL	60062
(Address of Principal Executive Offices)	(Zip Code)

KapStone Paper and Packaging Corporation

2009 Employee Stock Purchase Plan

Timothy P. Davisson

General Counsel

KapStone Paper and Packaging Corporation

1101 Skokie Boulevard, Suite 300

Northbrook, IL 60062

 (Name and Address of Agent for Service)

847-239-8800

(Telephone number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.0001 per share	500,000	$7.955	$3,977,500	$221.94

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividends or similar corporate events.

(2)           Computed for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the price at which the options covered by this Registration Statement may be exercised, which was equal to the average of the high and low price per share of common stock on December 8, 2009, as reported on the NASDAQ.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)     Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009;

(2)     Our Current Report on Form 8-K filed on April 1, 2009;

(3)     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009;

(4)     Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on July 30, 2009;

(5)     Our Current Report on Form 8-K filed on October 5, 2009; and

(6)   Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 4, 2009.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which de-registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

Not applicable.

Item 6.                    Indemnification of Directors and Officers.

Kapstone Paper and Packaging Corporation is a corporation organized under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law (“DGCL”)  provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Paragraph B of Article Eighth of our certificate of incorporation provides: “The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”  Article VII of our amended and restated bylaws are to similar effect.

Item 7.                    Exemption from Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
4.1	2009 Employee Stock Purchase Plan
5.1	Opinion of Sidley & Austin LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page of this registration statement)

Item 9.                    Undertakings.

The undersigned Registrant undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)            Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2)   That, for determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   That, for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on this 11th day of December, 2009.

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Roger W. Stone
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Stone and Matthew Kaplan his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 8th day of December, 2009.

SIGNATURE	TITLE (CAPACITY)

/s/ Roger W. Stone	Chairman of the Board and Chief Executive Officer
Roger W. Stone

/s/ Andrea Tarbox	Chief Financial Officer
Andrea Tarbox

/s/ Matthew Kaplan	President, Secretary and Director
Matthew Kaplan

/s/ John Chapman	Director
John Chapman

/s/ James Doughan	Director
James Doughan

/s/ Jonathan Furer	Director
Jonathan Furer

/s/ Ronald Gidwitz	Director
Ronald Gidwitz

/s/ Brian Gamache	Director
Brian Gamache

/s/ Muhit Rahman	Director
Muhit Rahman

/s/ S. Jay Stewart	Director
S. Jay Stewart

/s/ David Storch	Director
David Storch

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
4.1	2009 Employee Stock Purchase Plan
5.1	Opinion of Sidley & Austin LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page of this registration statement)